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                                                                    Exhibit 10.2

                            SECOND AMENDMENT TO LEASE

         This Second Amendment to Lease ("Second Amendment") is entered into as of this 30th day of June, 2004, by and between DELL ASSOCIATES II-A, a California general partnership ("Landlord") and NETGEAR, INC., a Delaware corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into a Standard Office Lease dated December 3, 2001("Original Lease") for those certain premises, consisting of approximately thirty-two thousand three hundred twenty-two (32,322) square feet, commonly referred to as Suite 100, on the first floor of that certain building ("Building") located at 4500 Great America Parkway, Santa Clara, California, all as more particularly described in the Lease ("Original Premises").

         B. Landlord and Tenant entered into a First Amendment to Lease dated March 21, 2002 ("First Amendment"), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain expansion space, consisting of approximately twenty-four thousand fifty (24,050) rentable square feet, and commonly referred to as Suite 200 in the Building referred to above (the "Expansion Space") and Tenant agreed to vacate and surrender possession to Landlord of a portion of the Original Premises, consisting of approximately six hundred (600) rentable square feet on the first floor of the above-referenced Building (the "Relinquished First Floor Space"). The Original Lease, as amended by the First Amendment, is referred to herein as the "Lease."

         C. Commencing January 1, 2005 and continuing for a period of three (3) years, Tenant wishes to lease from Landlord, and Landlord wishes to lease to Tenant, the entire Building referred to above, consisting of the Original Premises (including, without limitation, the Relinquished First Floor Space), the Expansion Space and that certain space, commonly referred to as Suite 300, consisting of approximately seventeen thousand six hundred thirty (17,630) rentable square feet, on the third (3rd) floor of the Building, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The Recitals set forth above are true and correct and are incorporated into the body of this Amendment as though set forth herein.

         2. Defined Terms. Except as otherwise expressly provided herein, the capitalized terms used herein shall have the meanings set forth in the Lease.



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         3. Term. Subject to the satisfaction of the condition set forth in
Paragraph 11 below, the parties hereto agree that the Expiration Date of the Term of the Lease is hereby extended to December 31, 2007.

         4. Lease of Entire Building. Subject to the terms of this Paragraph 4 below and satisfaction of the condition set forth in Paragraph 11 below, commencing January 1, 2005, the term "Premises" as used in the Lease, as amended hereby, shall mean the entire Building. Subject to satisfaction of the condition set forth in Paragraph 11 below, commencing on January 1, 2005 and ending on December 31, 2007 (unless sooner terminated pursuant to the terms of the Lease, as amended hereby), Landlord leases to Tenant, and Tenant leases from Landlord, the entire Building, consisting of approximately seventy-four thousand two (74,002) rentable square feet of space; provided, however, if BancTec has not vacated and surrendered possession of Suite 300 referred to above and/or the First Floor Relinquished Space on or before December 31, 2004, then (i) Landlord shall promptly exercise commercially reasonable and diligent efforts, at Landlord's sole cost, to evict BancTec from Suite 300 and/or the First Floor Relinquished Space, and (ii) the lease by Tenant of Suite 300 or the First Floor Relinquished Space, as the case may be, shall then commence as of the date BancTec vacates and surrenders possession of Suite 300 or the First Floor Relinquished Space, as the case may be, to Landlord. Such commercially reasonable and diligent efforts referred to in this Paragraph 4 shall include initiating unlawful detainer or eviction proceedings against BancTec, if necessary.

         5. Tenant Improvement Allowance. Subject to satisfaction of the condition set forth in Paragraph 11 below, Landlord shall provide a construction allowance to Tenant to be applied to the costs of constructing alterations, additions or improvements in or to the Premises (collectively, "Alterations") in an amount not to exceed Two Hundred Thousand Dollars ($200,000) (the "New Allowance"). The term "Premises" as used in the immediately preceding sentence shall include, without limitation, Suite 300 and the First Floor Relinquished Space once possession of the same is delivered to Tenant by Landlord. Tenant shall pay all costs of designing and constructing Alterations in or to the Premises to the extent that the cost thereof exceeds the New Allowance. In consideration for Landlord agreeing to contribute the New Allowance, Tenant hereby acknowledges and agrees that Landlord shall have no obligation to contribute or fund any undisbursed balance of the Expansion TI Allowance referred to in Paragraph 3(b) of the First Amendment to Lease executed by Landlord and Tenant; it being understood and agreed that Tenant waives its right to require Tenant to contribute or fund any undisbursed balance of such Expansion TI Allowance.

                  (a) Costs of Construction. For purposes of the New Allowance, the costs of constructing Alterations shall include, without limitation, costs for preparation of preliminary and final plans and all working drawings and processing of applications for all governmental authorizations, approvals, licenses and permits; costs of obtaining building permits; fees of engineers, space planners, architects, attorneys and others providing professional or extra services in connection with the construction of the Alterations or the supervision of the construction; all hard construction costs for the construction of the Alterations according to the final plans approved by Landlord and all approved changes thereto, including, but not limited to, all labor and supervision costs, costs of all materials and supplies used in such construction,

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contract price for all construction work undertaken by general contractors and subcontractors, fees, taxes or other charges levied by governmental or quasi-governmental agencies (including, public utilities) in connection with the issuance of all approvals, licenses and permits necessary to undertake construction of the Alterations, the cost of all equipment and fixtures, if any, provided for in the final plans for the Alterations approved by Landlord, including the cost of installation thereof, the cost of installing standard utility services (i.e. standard HVAC controls and distribution facilities, standard electrical panels, distribution facilities, wiring, fixtures, switched and receptacles) and special utility services (i.e, services other than those specified above); Tenant's general contractor's overhead and profit; and all other costs of such construction including a conditional use permit (if required) and occupancy permits. The provisions of Article 9.3 of the Lease shall apply to all Alterations to be undertaken by or for Tenant.

                  (b) Use of New Allowance. The entire New Allowance is to be used for construction of general purpose interior tenant improvements within the Premises (however, Tenant may not construct any Alterations in Suite 300 or the First Floor Relinquished Space until possession of the same is delivered by Landlord to Tenant). As used herein "general purpose interior tenant improvements" shall mean and refer to interior improvements which may be of permanent improvement to the Premises (e.g., permanent partitions; window, wall and floor coverings; HVAC equipment and wiring; electrical distribution facilities and wiring; lighting and utility fixtures); and shall not mean and include any "special purpose improvements" needed by Tenant for the conduct of its business or which might not be a permanent improvement to the Premises (e.g., demountable partitions, trade fixtures or furniture of Tenant, special security requirements). In determining whether any interior improvement is a "general purpose interior tenant improvement" or a "special purpose improvement", the parties shall take into account the kind, quality, and amount of such improvements, their location in the Premises, and their relationship to the other improvements. Landlord agrees that no portion of the New Allowance is to be used to pay for costs of cleaning up or remediating any hazardous or toxic materials, if any, in the Premises or anywhere else in, on or under the Project.

                  (c) Conditions Precedent to Disbursement of New Allowance. Landlord shall not be obligated to make any disbursement of the New Allowance to or for the benefit of Tenant unless at the time of each request for disbursement, all of the following conditions are satisfied: (i) such request for disbursement by Tenant shall be made prior to July 1, 2006, (ii) there shall exist no Event of Default under the Lease, as amended hereby, (iii) the Lease, as amended hereby, shall be in full force and effect, (iv) Tenant shall have furnished to Landlord receipted bills and releases of lien rights (in statutory form or in a form otherwise reasonably satisfactory to Landlord) covering work done and/or materials furnished for which Tenant is requesting payment from the undisbursed portion of the New Allowance, and (v) the condition set forth in Paragraph 11 below shall have been satisfied. Landlord shall not be obligated to disburse any portion of the New Allowance pursuant to any request for disbursement made after July 1, 2006. If, on or before July 1, 2006, Tenant has not requested disbursement of the entire New Allowance to cover the cost of construction of Alterations performed on or before July 1, 2006 by or for Tenant, then Tenant shall not be entitled to any reduction in the payment of Basic Rental or Additional Rent under the Lease or any offset of any kind, Landlord shall have no liability

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whatsoever to Tenant for any undisbursed amounts of the New Allowance for which disbursement has not been requested and such unapplied portion of the New Allowance shall be retained by Landlord. Except as provided in this Paragraph 5, Landlord shall have no obligation to provide any other allowance with respect to any Alterations or tenant improvements undertaken, or caused to be undertaken, by or for Tenant.

                  (d) Disbursement Procedures. Tenant may request disbursements from the New Allowance, provided request is made prior to July 1, 2006, not more frequently than once each month. No disbursements shall be made until Landlord has approved the applicable Alterations to the extent such approval is required under the Lease. Prior to the commencement of construction of the applicable Alterations by Tenant, Tenant shall deliver to Landlord, for Landlord's approval (which shall not be unreasonably withheld or delayed), a schedule of values allocated to the various portion of the work involved in the construction and installation of the applicable Alterations. Each disbursement request may seek disbursement of that portion of the New Allowance in an amount equal to the proportion of the Alterations completed and covered by the disbursement request, as determined under the approved schedule of values multiplied by a fraction, the numerator of which is the lesser of the New Allowance or the total contract price for the applicable Alterations and the denominator of which is the total contract price for the applicable Alterations. Each request for disbursement shall be accompanied by (i) an itemized statement, in form and content reasonably satisfactory to Landlord, from all persons and entities providing work or materials covered by such statement; and (ii) invoices, vouchers, statements, affidavits and/or other documents in a form reasonably acceptable to Landlord which substantiate and justify the disbursement requested. Within twenty (20) days after Landlord's receipt of each fully completed disbursement request made prior to July 1, 2006, Landlord shall pay one hundred percent (100%) of the amount requested therein directly to Tenant or, at Landlord's option, directly to contractors, laborers or suppliers entitled thereto. Prior to or at the time of each disbursement hereunder, Tenant shall deliver to Landlord lien waivers in statutory form or in a form reasonably satisfactory to Landlord from Tenant's general contractor and subcontractors and materialmen to whom funds were disbursed under the previous disbursement. Under no circumstances shall Landlord be obligated to disburse more than the New Allowance for the costs of construction of Tenant's Alterations.

         6. Rent. Tenant shall pay to Landlord as monthly Basic Rental for the Premises (i.e. the entire Building), in advance, on the first day of each calendar month, commencing on January 1, 2005 and continuing through December 31, 2007, an amount equal to the product obtained by multiplying the rentable square footage included in the Building (i.e. 74,002) by Fifty Cents ($0.50); provided, however, if BancTec has not vacated and surrendered Suite 300 and/or the First Floor Relinquished Space to Landlord on or before December 31, 2004, then Tenant shall not be obligated to pay Basic Rental for such Suite 300 or the First Floor Relinquished Space, as the case may be, until Landlord delivers possession of such space to Tenant.

         7. Additional Parking Spaces. Effective as of the January 1, 2005,
Article 1.9 of the Lease is amended to provide that the number of unreserved parking spaces allocated for Tenant's use during the term of the Lease is all of the parking spaces located within the Project.

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         8. Tenant's Proportionate Share. Effective as of January 1, 2005,
Tenant's Proportionate Share as described in Article 1.5 of the Lease shall be increased to one hundred percent (100%); provided, however, if BancTec has not vacated and surrendered possession of Suite 300 and/or the First Floor Relinquished Space on or before December 31, 2004, then until Landlord delivers possession of such space to Tenant, Tenant's Proportionate Share shall be equal to the percentage obtained by dividing the rentable square footage of that portion of the Building for which possession has been delivered to Tenant by the total rentable square footage of the Building.

         9. Deleted Provisions. The provisions of Article 32, Article 33 and
Article 34 of the Lease are hereby deleted in their entirety.

         10. Commissions. Landlord hereby represents and warrants to Tenant that it has not retained or worked with any broker or finder in connection with the negotiation of this Second Amendment and/or the consummation of the transaction contemplated hereby. Tenant hereby represents and warrants to Landlord that it has not retained or worked with any broker or finder in connection with the negotiation of this Second Amendment and/or the consummation of the transaction contemplated hereby. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys' fees reasonably incurred with respect thereto. The obligation to indemnify, defend and hold harmless as set forth in the immediately preceding sentence shall survive the termination of the Lease.

         11. BancTec Lease Termination.As a condition to the effectiveness of this Second Amendment, Landlord and BancTec shall have executed a lease termination agreement with respect to Suite 300 and the First Floor Relinquished Space on terms and conditions acceptable to Landlord and BancTec in their sole and absolute discretion. Landlord shall notify Tenant of the satisfaction of this condition promptly following the date such lease termination agreement is executed by Landlord and BancTec, if applicable. Landlord makes no representation or warranty that such lease termination agreement will be executed by Landlord and BancTec. If such lease termination agreement is not executed by Landlord and BancTec on or before June 15, 2004, then this Second Amendment shall be void and of no force or effect, the Lease shall continue in effect without regard to this Second Amendment and Landlord and Tenant shall each have their respective rights and obligations under the Lease.

         12. Lease Terms. Except as otherwise modified herein, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Second Amendment and the terms of the Lease, the terms of this Second Amendment shall control.

         13. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date set forth above.

                               LANDLORD:

                               DELL ASSOCIATES II-A,
                               a  California general partnership

                               By:                    /s/ James D. Mair
                                        ----------------------------------------
                                        James D. Mair
                               Its:     General Partner

                               By:                    /s/ W. Leslie Pelio
                                        ----------------------------------------
                                        W. Leslie Pelio
                               Its:     General Partner

                               By:                    /s/ W.F. Jury
                                        ----------------------------------------
                                        W.F. Jury
                               Its:     General Partner


                               TENANT:

                               NETGEAR, INC.,
                               a Delaware corporation

                               By:                    /s/ Patrick Lo
                                        ----------------------------------------

                               Its:                       CEO
                                        ----------------------------------------

                               By:                    /s/ Jonathan Mather
                                        ----------------------------------------

                               Its:                       CFO
                                        ----------------------------------------


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